EXHIBIT 10.2

INTERCREDITOR AGREEMENT

This Intercreditor Agreement, dated as of July 9, 2012, is entered into by and among Bank of America, N.A. as collateral agent for the Revolving Credit Secured Parties, as hereinafter defined (in such capacity, the “Revolving Credit Agent”), Wells Fargo Bank, National Association, as collateral agent for the Indenture Secured Parties, as hereinafter defined, and as trustee under the Indenture, as hereinafter defined (in such capacities, the “Notes Agent”), and each collateral agent for any Future Second Lien Claims (as hereinafter defined) from time to time party hereto, each in its capacity as Second Priority Agent (as hereinafter defined) and the Loan Parties, as hereinafter defined.

W I T N E S S E T H:

WHEREAS, The Bon-Ton Department Stores, Inc., a Pennsylvania corporation (the “Company”), The Elder-Beerman Stores Corp., an Ohio corporation (“Elder-Beerman”), Carson Pirie Scott II, Inc., a Mississippi corporation (“CPS II”), Bon-Ton Distribution, Inc., an Illinois corporation (“Distribution”), The Bon-Ton Stores of Lancaster, Inc. (“Lancaster”) and McRIL, LLC, a Virginia limited liability company(“McRIL” and, together with the Company, Elder-Beerman, CPS II, Distribution and Lancaster, the “Borrowers”) have entered into a Second Amended and Restated Loan and Security Agreement dated as of March 21, 2011 (as such agreement may be amended, restated, supplemented, renewed or otherwise modified from time to time, together with any other agreements pursuant to which any of the indebtedness, commitments, obligations, costs, expenses, fees, reimbursements, indemnities or other obligations payable or owing thereunder may be refinanced, restructured, renewed, extended, increased, refunded or replaced, the “Revolving Credit Agreement”) with the Revolving Credit Agent, the Revolving Credit Lenders (as hereinafter defined) and the other agents and arrangers from time to time party thereto, pursuant to which, among other things, the Revolving Credit Lenders have made loans and provided extensions of credit to the Borrowers.

WHEREAS, the Company (in such capacity, the “Issuer”) (a) and the Notes Agent have entered into that certain Indenture dated as of even date herewith (as such agreement may be amended, restated, supplemented, renewed or otherwise modified from time to time, together with any other agreements pursuant to which any of the indebtedness, commitments, obligations, costs, expenses, fees, reimbursements, indemnities or other obligations payable or owing thereunder may be refinanced, restructured, renewed, extended, increased, refunded or replaced, the “Indenture”), pursuant to which, among other things, the Issuer has issued Notes (as hereinafter defined) to the Note Holders (as hereinafter defined) and (b) may become a party to Second Priority Documents governing Future Second Lien Claims; and

WHEREAS, it is (a) a requirement under the Revolving Credit Agreement and (b) a requirement under the Indenture that the parties set forth their agreement as to certain of their respective rights and obligations with respect to certain assets and properties of the Loan Parties.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

Section 1.                                          Definitions

1.1.                            Definitions

Unless otherwise defined herein, terms are used herein as defined in the Revolving Credit Agreement.  In addition, as used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Agents” shall mean, collectively, the Revolving Credit Agent and the Second Priority Agents.

“Agreement” shall mean this Intercreditor Agreement, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Asserted Indemnification Claim” shall mean any matters or circumstances for which notice has been furnished to, demand has been made upon, or asserted against the Revolving Credit Agent or any Revolving Credit Secured Party, whether in writing or threatened orally, that the Revolving Credit Agent has determined could reasonably be expected to result in direct or actual damages and/or expenses to the Revolving Credit Agent or any Revolving Credit Secured Party and which are subject to indemnification by the Loan Parties pursuant to the terms of the Revolving Credit Loan Documents.

“Bankruptcy Code” shall mean title 11, United States Code, 11 U.S.C §§ 101 et seq., as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction including, without limitation, any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

“Bankruptcy Law” shall mean the Bankruptcy Code, or any similar federal, state or foreign applicable law for the relief of debtors or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets and liabilities of any Loan Party or any similar law relating to or affecting the enforcement of creditors’ rights generally.

“Borrowers” or “Borrower” shall have the meaning set forth in the recitals hereto.

“Collateral” shall mean all of the assets of any Loan Party, whether real, personal or mixed, constituting both Revolving Credit Collateral and Second Priority Collateral, including, without limitation, any property subject to Liens granted pursuant to Section 5.

“Collateral Documents” shall mean, collectively, the Revolving Credit Collateral Documents and the Second Priority Collateral Documents.

“Collateral Enforcement Action” shall mean any exercise of any rights or remedies with respect to the Collateral (including, without limitation, set-off, recoupment, enforcement, collection, execution, levy or foreclosure action or other realization action or proceeding with respect to the Collateral).

“Future Second Lien Claims” shall mean all obligations, liabilities and indebtedness of every kind, nature and description (other than Indenture Claims) owing by any Loan Party to the Future Second Lien Secured Parties arising under the Future Second Lien Documents and which are to be equally and ratably secured with the Indenture Claims, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Future Second Lien Documents or after the commencement of any Insolvency or Liquidation Proceeding with respect to any Loan Party (including, without limitation, the payment of interest, fees, expenses and other amounts which accrue after the commencement of such Insolvency or Liquidation Proceeding, whether or not such amounts are allowed or allowable in whole or in part in any such Insolvency or Liquidation Proceeding), in each case, solely to the extent that (a) such Indebtedness is permitted under the Revolving Credit Agreement, the Indenture and each then existing Future Second Lien Document, (b) the applicable Future Second Priority Agent agrees in writing to be subject to the terms hereof for all purposes as a Future Second Priority Agent and Second Priority Agent and (c) the holders of such Indebtedness agree in writing to be subject to the terms hereof for all purposes as a Future Second Lien Secured Party and Second Priority Secured Party.

“Future Second Lien Collateral Documents” shall mean all security agreements, pledge agreements, mortgages, guaranties and other documents executed and/or delivered by the Loan Parties in connection with the Future Second Lien Claims.

“Future Second Lien Documents” shall mean, collectively, all agreements or documents evidencing or governing any Future Second Lien Claims.

“Future Second Lien Secured Parties” shall mean, collectively, each Future Second Priority Agent and each other holder of Future Second Lien Claims secured by the Future Second Priority Collateral.

“Future Second Priority Agent” shall mean each Person acting as a collateral agent in respect of any Future Second Lien Claims for the benefit of any Future Second Lien Secured Party.

“Future Second Priority Collateral” shall mean all of the assets of the Loan Parties, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any Future Second Lien Claim.

“Future Second Priority Liens” shall mean all Liens in favor of any Future Second Lien Secured Party securing any Future Second Lien Claim.

“Guarantor” means a “Guarantor” under and as defined in the Revolving Credit Agreement or a “Guarantor” under and as defined in the Second Priority Documents, as the case may be.

“Indenture” shall have the meaning set forth in the recitals to this Agreement.

“Indenture Claims” shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by any Loan Party to any of the Indenture Secured Parties arising under the Notes and the other Indenture Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Notes or the other Indenture Documents or after the commencement of any Insolvency or Liquidation Proceeding with respect to any Loan Party (including, without limitation, the payment of interest, fees, expenses and other amounts which accrue after the commencement of such Insolvency or Liquidation Proceeding, whether or not such amounts are allowed or allowable in whole or in part in any such Insolvency or Liquidation Proceeding).

“Indenture Collateral” shall mean all of the assets of the Loan Parties, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any Indenture Claim.

“Indenture Collateral Documents” shall mean the “Security Documents” (as such term is defined in the Indenture) and all other security agreements, pledge agreements, mortgages, guaranties and other documents executed and/or delivered by the Loan Parties in connection with the Indenture Claims.

“Indenture Documents” shall mean, collectively, the Indenture, the Notes, the Indenture Collateral Documents and any other agreements or documents evidencing or governing any Indenture Claims.

“Indenture Liens” shall mean all Liens in favor of the Indenture Secured Parties securing Indenture Claims.

“Indenture Secured Parties” shall mean, collectively, the Notes Agent, all Note Holders and any other holder of Indenture Claims secured by the Indenture Collateral.

“Insolvency or Liquidation Proceeding” shall mean, collectively, (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Loan Party, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Loan Party or with respect to any of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Loan Party, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, and (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Loan Party.

“Issuer” shall have the meaning set forth in the recitals to this Agreement.

“Lien” shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any authorized filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).

“Loan Parties” shall mean, collectively, the Borrowers, the Issuer and the Guarantors.

“Note Holders” means each holder of the Notes.

“Notes” means the “Notes” (as such term is defined in the Indenture) (i) issued under the Indenture on the date of the Indenture, including any related exchange notes, in the initial amount of $329,998,000.00 and (ii) any additional notes issued under the Indenture by the Issuer, to the extent permitted by the Indenture, the Credit Agreement, any other Revolving Credit Loan Documents and any Second Priority Document, as applicable.

“Notes Agent” shall include, in addition to the Notes Agent referred to in the preamble hereto, any successors and assigns thereto or any acting Notes Agent, in each case, as permitted under the Indenture.

“pay in full,” “paid in full” or “payment in full” shall mean with respect to the Revolving Credit Claims, (i) the payment in full in cash of all Revolving Credit Claims (other than any Asserted Indemnification Claims and contingent indemnities and cost and reimbursement obligations to the extent no claim has been made), (ii) with respect to letters of credit outstanding thereunder and other Revolving Credit Claims, delivery of cash collateral, backstop letters of credit or other acceptable credit support in respect thereof in compliance with the Revolving Credit Loan Documents and acceptable to the holder of such Revolving Credit Claims, (iii) with respect to an Asserted Indemnification Claim, delivery of cash collateral or other credit support in an amount reasonably determined by the Revolving Credit Agent and in a manner consistent with the arrangements for cash collateral and other acceptable credit support made pursuant to clause (ii) above, and (iv) termination of all commitments of the Revolving Credit Secured Parties under the Revolving Credit Loan Documents to extend credit to the Loan Parties.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Post-Petition Financing” shall mean any financing obtained by any Loan Party during any Insolvency or Liquidation Proceeding or otherwise pursuant to any Bankruptcy Law, including any such financing obtained by any Loan Party under Section 364 of the Bankruptcy Code or consisting of any arrangement for use of cash collateral held in respect of any Revolving Credit Claim under Section 363 of the Bankruptcy Code or any similar provision of any Bankruptcy Law.

“Recovery” has the meaning set forth in Section 5.3(c).

“Revolving Credit Agent” shall include, in addition to the Revolving Credit Agent referred to in the preamble hereto, any successors and assigns thereto or any acting Revolving Credit Agent as permitted under the Revolving Credit Agreement.

“Revolving Credit Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Revolving Credit Claims” shall mean any and all “Obligations” as defined in the Revolving Credit Agreement (including, without limitation, principal, interest, charges, fees, costs, indemnities, expenses, Loans, Letters of Credit and Bank Product Debt), whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Revolving Credit Agreement or after the commencement of any Insolvency or Liquidation Proceeding with respect to any Loan Party (including, without limitation, the payment of interest, fees, expenses and other amounts which accrue after the commencement of such Insolvency or Liquidation Proceeding, whether or not such amounts are allowed or allowable in whole or in part in any such Insolvency or Liquidation Proceeding).

“Revolving Credit Collateral” shall mean all of the assets of the Loan Parties, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any Revolving Credit Claim.

“Revolving Credit Collateral Documents” shall mean the “Security Documents” (as such term is defined in the Revolving Credit Agreement) and all other security agreements, pledge agreements, mortgages, guaranties and other documents executed and/or delivered by the Loan Parties and accepted by the Revolving Credit Agent in connection with the Revolving Credit Claims.

“Revolving Credit Lenders” shall mean collectively the “Lenders” and “Issuing Banks” (as such terms are defined in the Revolving Credit Agreement).

“Revolving Credit Liens” shall mean all Liens in favor of the Revolving Credit Secured Parties securing Revolving Credit Claims.

“Revolving Credit Loan Documents” shall mean, collectively, the Revolving Credit Agreement, the other “Loan Documents” (as such term is defined in the Revolving Credit Agreement) and any other agreements or documents evidencing Revolving Credit Claims.

“Revolving Credit Secured Parties” shall mean, collectively, the Revolving Credit Agent, all Revolving Credit Lenders, Affiliates of the Revolving Credit Lenders and the Revolving Credit Agent which hold any Bank Product Debt, the other “Secured Parties” (as such term is defined in the Revolving Credit Agreement) and any other holder of Revolving Credit Claims secured by the Revolving Credit Collateral.

“Second Priority Agents” shall mean, collectively, the (i) Notes Agent and (ii) each Future Second Priority Agent.

“Second Priority Claims” shall mean, collectively, the (i) Indenture Claims and (ii) Future Second Lien Claims.

“Second Priority Collateral” shall mean, collectively, the (i) Indenture Collateral and (ii) Future Second Priority Collateral.

“Second Priority Collateral Documents” shall mean, collectively, the (i) Indenture Collateral Documents and (ii) Future Second Lien Collateral Documents.

“Second Priority Designated Agent” shall mean such agent or trustee as is designated “Second Priority Designated Agent” by Second Priority Secured Parties holding a majority in principal amount of the Second Priority Claims then outstanding; it being understood that as of the date of this Agreement, the Notes Agent shall be so designated as the Second Priority Designated Agent.

“Second Priority Documents” shall mean, collectively, the (i) Indenture Documents and (ii) Future Second Lien Documents.

“Second Priority Liens” shall mean, collectively, the (i) Indenture Liens and (ii) Future Second Priority Liens.

“Second Priority Replacement Liens” has the meaning set forth in Section 5.2(a).

“Second Priority Secured Parties” shall mean, collectively, the (i) Indenture Secured Parties and (ii) Future Second Lien Secured Parties.

“Secured Parties” shall mean, collectively, the Revolving Credit Secured Parties and the Second Priority Secured Parties.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code of the applicable jurisdiction, as amended.

1.2.                            Certain Other Terms

(a)                                 The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement.

(b)                                 References herein to an Annex, Schedule, Article, Section, subsection or clause, unless specifically stated otherwise, refer to the appropriate Annex or Schedule to, or Article, Section, subsection or clause in this Agreement.

(c)                                  Where the context requires, provisions relating to any collateral, when used in relation to any Loan Party, shall refer to such Loan Party’s collateral or any relevant part thereof.

(d)                                 Any reference in this Agreement to a Revolving Credit Loan Document or any Second Priority Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise, all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any time such reference becomes operative.

(e)                                  The term “including” means “including, without limitation” except when used in the computation of time periods.

(f)                                   To the extent the described asset is owned by a Loan Party, the terms have the meanings given to them in the UCC of the State of New York, unless otherwise defined herein.

(g)                                  References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.

Section 2.                                          Priority of Liens

2.1.                            Lien Subordination.  Notwithstanding the date, manner or order of grant, attachment or perfection of any Revolving Credit Lien or Second Priority Lien in respect of any Collateral and notwithstanding any provision of the UCC, any applicable law or any Collateral Document, the Revolving Credit Agent, on behalf of each Revolving Credit Secured Party, and each Second Priority Agent, on behalf of each applicable Second Priority Secured Party, hereby agrees that:

(a)                                 the Revolving Credit Liens in respect of the Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be and shall remain senior and prior to any Second Priority Lien in respect of the Collateral, and

(b)                                 any Second Priority Lien in respect of the Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to the Revolving Credit Liens in respect of the Collateral.

2.2.                            Prohibition on Contesting Liens.

(a)                                 Each Second Priority Agent, on behalf of each applicable Second Priority Secured Party, agrees that it shall not, and hereby waives any right to:

(i)                                     contest, or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity, perfection or enforceability of any Revolving Credit Lien on any Collateral; or

(ii)                                  to the fullest extent permitted by law, demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right which it may have under applicable law or any other similar rights a junior creditor may have under applicable law in respect of the Collateral or the Revolving Credit Liens on the Collateral.

(b)                                 The Revolving Credit Agent, on behalf of each Revolving Credit Secured Party, agrees that it shall not, and hereby waives any right to contest, or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity, perfection or enforceability of any Second Priority Lien on any Collateral, but nothing in this Section 2.2(b) will impair the rights of any Revolving

Credit Secured Party to enforce this Agreement, including the priority of the Liens securing the Revolving Credit Claims or the provisions for exercise of remedies.

2.3.                            Separate Liens.  Each of the parties hereto acknowledges and agrees that (i) the grants of Liens in respect of the Collateral pursuant to the Collateral Documents constitute separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Revolving Credit Claims and the Second Priority Claims in respect of the Collateral are fundamentally different from each other, and the Revolving Credit Claims and Second Priority Claims in respect of the Collateral must be separately classified in any Insolvency or Liquidity Proceeding.  To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that, in respect of the Collateral, the Revolving Credit Claims and the Second Priority Claims constitute only one secured claim (rather than separate classes of secured claims), then all distributions from the Collateral shall be made as if there were separate classes of secured claims against the Loan Parties in respect of the Collateral (with the effect that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the Revolving Credit Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest before any distribution is made from the Collateral in respect of the claims held by the Second Priority Secured Parties with respect to the Collateral, with the Second Priority Secured Parties hereby acknowledging and agreeing to turn over to the Revolving Credit Secured Parties amounts otherwise received or receivable by them from the Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties).  The Second Priority Secured Parties will not seek in an Insolvency or Liquidity Proceeding to be treated as part of the same class of creditors as Revolving Credit Secured Parties and will not oppose or contest any pleading by the Revolving Credit Secured Parties seeking separate classification of their respective secured claims.

2.4.                            New Liens.  Subject to the other provisions of this Section 2 and Section 5, each Loan Party agrees not to grant any Lien on any of its assets, or permit any of its Subsidiaries to grant a Lien on any of its assets, in favor of any of the Revolving Credit Agent or any Second Priority Agent or any Revolving Credit Secured Party or any Second Priority Secured Party unless, prior to or contemporaneously therewith, it, or such Subsidiary, has offered to grant a similar Lien on such assets in favor of the other Agent(s) or the other Secured Parties, as the case may be.  To the extent that the foregoing provisions are not complied with for any reason, the Revolving Credit Agent and each Second Priority Agent agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to this Agreement such that proceeds thereof will be treated as proceeds of Collateral subject to Section 4 hereof.  In the event that, pursuant to this Section 2.4, (a) the Revolving Credit Agent or any Revolving Credit Secured Party shall acquire or hold any Lien on any assets of any Loan Party and the Second Priority Agent(s) and the Second Priority Secured Parties shall not have a similar Lien on such asset, the Revolving Credit Agent or such Revolving Credit Secured Party, as the case may be, shall be deemed, subject to Section 7, to hold such Collateral as agent or as bailee, as the case may be, for the Second Priority Agent(s) and the Second Priority Secured Parties for purposes of perfecting the Lien of the Second Priority Agent(s) and the Second Priority Secured Parties thereon, and (b) a

Second Priority Agent or any Second Priority Secured Party shall acquire or hold any Lien on any assets of any Loan Party and the Revolving Credit Agent and the Revolving Credit Secured Parties shall not have a similar Lien on such asset, the Second Priority Agent(s) or such Second Priority Secured Party, as the case may be, shall be deemed, subject to Section 7, to hold such Collateral as agent or as bailee, as the case may be, for the Revolving Credit Agent and the Revolving Credit Secured Parties for purposes of perfecting the Lien of the Revolving Credit Agent thereon.

Section 3.                                          Exercise of Remedies

3.1.                            Remedies.

(a)                                 Prior to the payment in full of the Revolving Credit Claims, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Loan Party, no Second Priority Secured Party shall (or shall direct any Second Priority Agent to):

(i)                                     take any Collateral Enforcement Action against the Collateral or any proceeds of the Collateral;

(ii)                                  object to any Collateral Enforcement Action brought by the Revolving Credit Agent or any Revolving Credit Secured Party or any other exercise of any rights and remedies relating to the Collateral under the Revolving Credit Loan Documents or otherwise; provided that the respective interests of the Second Priority Secured Parties in such Collateral attach to the proceeds thereof on the same basis and to the same extent as such original Collateral, subject to the relative priorities described in this Agreement;

(iii)                               without the prior written consent of the Revolving Credit Agent, initiate any Insolvency or Liquidation Proceeding; or

(iv)                              object to the forbearance by the Revolving Credit Secured Parties from bringing or pursuing any Collateral Enforcement Action against the Collateral.

(b)                                 Prior to the payment in full of the Revolving Credit Claims, whether or not an Insolvency or Liquidation Proceeding has been commenced by or against any Loan Party, the Revolving Credit Agent, on behalf of the Revolving Credit Secured Parties, shall have the exclusive right to enforce rights with respect to the Collateral and exercise remedies in respect thereof, all in such order and in such manner as the Revolving Credit Agent may determine in the exercise of its sole discretion.  Such exercise and enforcement shall include, without limitation, the rights of an agent appointed by the Revolving Credit Agent to sell or otherwise dispose of the Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the UCC of any applicable jurisdiction and of a secured creditor under any Bankruptcy Law.  Nothing in this Agreement modifies any rights or remedies which any Revolving Credit Secured Party may have with respect to the Collateral.

(c)                                  Each Second Priority Agent, on behalf of each applicable Second Priority Secured Party, in respect of the Collateral (i) agrees that it will not take, and that by each Second Priority Agent’s execution hereof, each Second Priority Secured Party shall be barred from taking, any action with respect to the Collateral that would hinder any exercise of remedies undertaken by any Revolving Credit Secured Party in respect of the Collateral, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by any Loan Party or any Revolving Credit Secured Party, and whether by foreclosure or otherwise, and (ii) subject to applicable law, hereby waives any and all rights it or (to the extent within its capacity to so waive) any Second Priority Secured Party may have as a junior creditor to object to the manner in which any Revolving Credit Secured Party may seek to enforce or collect the Revolving Credit Claims or the Revolving Credit Liens granted in the Collateral.

3.2.                            Actions Not Subject to Limitation.  Nothing in this Agreement shall be construed to in any way limit or impair the right of:  (a) the Second Priority Agents or any Second Priority Secured Party to file a claim, proof of claim, or statement of interest with respect to the Second Priority Claims; (b) the Second Priority Agents or any Second Priority Secured Party to take any action (not adverse to the priority status of the Revolving Credit Liens on the Collateral securing the Revolving Credit Claims, or the rights of Revolving Credit Agent to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its Second Priority Lien on the Collateral subject to the other terms of this Agreement (including, without limitation, sending such notices of the existence of, or any evidence or confirmation of, the Second Priority Claims or the Liens of the Second Priority Agents in the Collateral to any court or governmental agency, or filing or recording any such notice or evidence to the extent necessary or appropriate to prove or preserve the Liens of the Second Priority Agents in the Collateral); (c) the Second Priority Agents or any Second Priority Secured Party to file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of the Second Priority Secured Parties, including, without limitation, any claims secured by the Collateral, if any, in each case not otherwise in contravention of the terms of this Agreement; (d) the Second Priority Agents or any Second Priority Secured Party to exercise any rights or remedies available to unsecured creditors or file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Loan Parties arising under the Second Priority Documents, any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case, not otherwise prohibited by the terms of this Agreement; or (e) the Second Priority Agents or any Second Priority Secured Party to vote on any plan of reorganization, in a manner and to the extent consistent with the provisions of this Agreement.

3.3.                            Access to Books and Records.  In the event that any Second Priority Secured Party, in the exercise of its respective rights under the Second Priority Documents, receives possession or control of any books and records of any Loan Party which contain information identifying or pertaining to the Collateral and which are not otherwise made available to the Revolving Credit Agent or any other Revolving Credit Secured Party, such Second Priority Secured Party receiving possession or control of such books and records shall use its commercially reasonable efforts to notify the Revolving Credit Agent that it has received such books and records, and shall, as promptly as commercially reasonably practicable thereafter, make such books and records available for inspection and duplication by the Revolving Credit Agent to the extent requested in writing by the Revolving Credit Agent;

provided that the failure of such Second Priority Secured Party to give such notice or to grant such access on the terms provided for herein shall not (i) create a cause of action against such Second Priority Secured Party or create any claim or right, in each case, on behalf of any third party or (ii) impact the rights of the Second Priority Secured Party under this Agreement.

3.4.                            Exercise of Remedies of Unsecured Creditors.  Each Second Priority Secured Party may exercise its rights and remedies available to unsecured creditors against the Loan Parties in accordance with the terms of the Second Priority Documents and applicable law, in each case, not otherwise expressly prohibited by the terms of this Agreement.  In the event any Second Priority Secured Party becomes a judgment lien creditor in respect of the Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Revolving Credit Liens on the Collateral on the same basis and to the same extent as the other Second Priority Liens on the Collateral are subordinated to the Revolving Credit Liens on the Collateral under this Agreement.

Section 4.                                          Application of Payments; Subrogation

4.1.                            Proceeds of Collateral.  Until the payment in full of the Revolving Credit Claims, proceeds of Collateral realized upon any Collateral Enforcement Action shall be applied, to the extent required under the Revolving Credit Loan Documents, to the Revolving Credit Claims in accordance with the Revolving Credit Loan Documents.  After payment in full of the Revolving Credit Claims, proceeds of Collateral realized upon any Collateral Enforcement Action shall be applied, to the extent required under the Second Priority Documents, to the Second Priority Claims in accordance with the Second Priority Documents.

4.2.                            Turn Over.  Unless and until all Revolving Credit Claims shall have been paid in full, any receipt by a Second Priority Secured Party of Collateral or the proceeds thereof, shall be segregated and held in trust and forthwith paid over to the Revolving Credit Agent for application in accordance with the Revolving Credit Agreement, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction shall otherwise direct.  The Revolving Credit Agent is hereby authorized to make any such endorsements as agent for such Second Priority Secured Party.  This authorization is coupled with an interest and is irrevocable.

4.3.                            Subrogation.  Each Second Priority Agent in respect of any Collateral, on behalf of each applicable Second Priority Secured Party, hereby agrees not to assert any rights of subrogation it may acquire as a result of any payment hereunder until the Revolving Credit Claims shall have been paid in full.  Each Loan Party acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by the Second Priority Agents or the Second Priority Secured Parties that are paid over to the Revolving Credit Agent or the Revolving Credit Secured Parties pursuant to this Agreement shall not reduce any of the Second Priority Claims.

Section 5.                                          Insolvency or Liquidation Proceedings

5.1.                            Applicability Insolvency or Liquidation Proceeding.  This Agreement shall be applicable both before and after the filing of any petition by or against any Loan Party under the Bankruptcy Code or any other Insolvency or Liquidation Proceeding and all converted or succeeding cases in respect thereof, and all references herein to any Loan Party shall be deemed to apply to the trustee for such Loan Party and such Loan Party as a debtor-in-possession.  The relative rights of the Revolving Credit Secured Parties and the Second Priority Secured Parties in respect of the Collateral or proceeds thereof shall continue after the filing of such petition on the same basis as prior to the date of such filing, subject to any court order approving the financing of, or use of cash collateral by, any Loan Party.  This Agreement shall constitute a “subordination agreement” for purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Insolvency or Liquidation Proceeding in accordance with its terms.

5.2.                            Waivers.  In the event an Insolvency or Liquidation Proceeding shall be commenced by or against any Loan Party, in respect of any part of the Collateral or proceeds thereof or any Revolving Credit Lien which may exist thereon, each of the Second Priority Secured Parties hereby agrees that such Person shall not, until the payment in full of the Revolving Credit Claims (irrespective of whether the Revolving Credit Claims are scheduled to be paid in full as part of an applicable Insolvency or Liquidation Proceeding):

(a)                                 seek any relief from, or modification of, the automatic stay as provided in §362 of the Bankruptcy Code or (except as otherwise consented to in writing by the Revolving Credit Agent) seek any form of adequate protection under any or all of §361, §362, §363 or §364 of the Bankruptcy Code with respect to the Collateral, except additional or replacement Liens and super-priority administrative expense claims for diminution in value (the “Priority Claims”), which additional or replacement Liens and Priority Claims at all times shall extend to the same assets as the Revolving Credit Liens but which shall be subordinated to the Revolving Credit Liens, any carve-out amount from the Collateral, the Liens securing the Post-Petition Financing, any similar additional or replacement liens and Priority Claims granted to the Revolving Credit Secured Parties in accordance with, and subject to, the terms of this Agreement and to any other claims and liens as provided in Section 5.3(a) below (“Second Priority Replacement Liens”).  Without limiting the generality of the foregoing, to the extent that the order of the court in any Insolvency or Liquidation Proceeding approving the Post-Petition Financing or use of cash collateral by any Loan Party provides that the holders of Revolving Credit Claims are entitled to receive adequate protection in the form of payments in the amount of current post-petition interest, incurred fees or expenses or other cash payments, or otherwise with the consent of the Revolving Credit Agent, then the Notes Agent and the holders of the Notes shall not be prohibited from seeking adequate protection payments in cash; provided that (i) the amount of any such cash payments made in any quarter shall not exceed the lesser of (x) $100,000 in any such quarter or (y) the amount of fees and expenses of counsel incurred by the Notes Agent and the holders of the Notes in such Insolvency or Liquidation Proceeding during such quarter and (ii) the Revolving Credit Agent may object to any such adequate protection being sought;

(b)                                 oppose or object to any “adequate protection” sought by or granted to any Revolving Secured Parties with respect to the Collateral;

(c)                                  object to (i) the amount of the Revolving Credit Claims allowed or permitted to be asserted under any Bankruptcy Law or (ii) the extent to which the Revolving Credit Claims are deemed secured claims, including under §506(a) of the Bankruptcy Code;

(d)                                 oppose or object to any protection provided to the Revolving Credit Secured Parties, including any form of adequate protection under §361, §362, §363 or §364 of the Bankruptcy Code or the payment of amounts equal to interest, fees, costs, charges or expenses allowed under §506(b) or §506(c) of the Bankruptcy Code to any Revolving Credit Secured Parties;

(e)                                  object to the treatment of the Revolving Credit Claims under a chapter 11 plan of reorganization under the Bankruptcy Code or similar plan or reorganization or arrangement under any other applicable Insolvency or Liquidation Proceeding, except on the grounds that the present value of all property received by the Revolving Secured Parties exceeds the amount of the claims of the Revolving Secured Parties in such Insolvency or Liquidation Proceeding; or

(f)                                   challenge any claim by the Revolving Credit Agent or Revolving Credit Secured Parties for allowance in any Insolvency or Liquidation Proceeding of Revolving Credit Claims consisting of post-petition interest, fees or expenses to the extent of the value of such holders’ Revolving Credit Liens, without regard to the existence of the Lien of the Notes Agent on behalf of the Holders of the Notes (or any other Second Priority Claims, if any) on the Collateral.  If the Revolving Credit Agent or Revolving Credit Secured Parties receive an allowance in any Insolvency or Liquidation Proceeding of Revolving Credit Claims consisting of post-petition interest, fees or expenses, then the Notes Agent or any holder of Indenture Claims (or the holders of any Future Second Lien Claims, if any) shall be entitled to seek an allowed claim in any plan of reorganization in any Insolvency or Liquidation Proceeding of Indenture Claims (or any other Future Second Lien Claims, if any) consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the Notes Agent on behalf of the holders of the Indenture Claims (or any Future Second Priority Agent on behalf of any holders of any Future Second Lien Claims, if any) on the Collateral (after taking into account the existence of the Revolving Credit Liens on the Collateral); provided that the Revolving Credit Agent may object to any such allowance so sought.

5.3.                            Post-Petition Financing.

(a)                                 If any Loan Party shall become subject to a case under the Bankruptcy Code or any similar Bankruptcy Law and if, as a debtor-in-possession or otherwise, such Loan Party moves for approval of (i) financing to be provided in good faith by Revolving Credit Agent or any Revolving Credit Lender or any other Person with the written consent of the Revolving Credit Agent under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law or (ii) the use of cash collateral derived from Collateral with the consent of the Revolving Credit Agent under Section 363 of the Bankruptcy Code or any similar Bankruptcy Law, each Second Priority Secured Party agrees: (x) not to object to any use of cash collateral derived from Collateral or any such financing (nor support any other Person objecting to such use of cash collateral derived from Collateral or such financing), (y) not to demand any form of “adequate protection” or any other relief in connection with such use of cash collateral derived from Collateral or such financing, except as provided in Section 5.2(a) and (z) that, without any further action by, or consent of, any Second Priority Agent or Second Priority Secured Party, the Second Priority Liens on the Collateral may be made subordinate (A) to any adequate protection liens provided to the Revolving Credit Agent on behalf of the Revolving Credit Secured Parties, (B) to any carve-out amount from the Collateral (including all fees accrued and unpaid and thereafter arising) following the occurrence of any event of default under any such debtor in possession financing, that has been agreed upon by the Revolving Credit Agent, and (C) to the Liens on Collateral securing such debtor in possession financing and all obligations relating thereto so long as Second Priority Designated Agent receives an Second Priority Replacement Lien on Collateral on the same terms (but on a basis junior to the Liens of the Revolving Credit Agent securing the Revolving Credit Claims, the Liens securing such debtor in possession financing, any carve-out amount from the Collateral and any adequate protection liens provided to the Revolving Credit Agent on behalf of the Revolving Credit Secured Parties).  Neither Second Priority Designated Agent nor any other Second Priority Secured Party (in its capacity as such) may, directly or indirectly, provide for or propose, or support any Person in providing or proposing, Post-Petition Financing to the Issuer or any Guarantor.

(b)                                 Each Second Priority Agent, on behalf of itself and the applicable Second Priority Secured Parties, agrees that it and they shall not oppose, and will consent to, the release of the Second Priority Liens in connection with any sale or other disposition of any Collateral (and any post-petition assets subject to adequate protection liens in favor of the Revolving Credit Agent) under Section 363 of the Bankruptcy Code or pursuant to any plan of reorganization or similar plan if the Revolving Credit Agent has consented to such sale or disposition of such assets free and clear of the Liens (other than with respect to the proceeds of such sale or disposition) of the holders of Revolving Credit Claims, provided that the proceeds of such sale or disposition attach to the parties’ respective Liens with the same priority as set forth in this Agreement and further provided that the Notes Agent and the holders of the Indenture Claims (and the holders of any Future Second Lien Claims, if any) may raise any objection to such sale or disposition that could otherwise be raised by an unsecured creditor of any Loan Party; provided, however, that such objections are not inconsistent with any other term or provision of this Agreement and are not based on the status of the Notes Agent or any holder of Indenture Claims as secured creditors (without limiting the foregoing, neither the Notes Agent nor any holder of Indenture Claims may raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or by any comparable provision of any Bankruptcy Law)) with respect to the Liens granted to the Notes Agent.

(c)                                  If any Revolving Credit Secured Party is required in any Insolvency or Liquidation Proceeding, or otherwise, to turn over or otherwise pay to the estate of any Borrower or any other Loan Party any amount paid in respect of any of the Revolving Credit Claims (each, a “Recovery”), then such Revolving Credit Secured Party shall be entitled to a reinstatement of Revolving Credit Claims with respect to all such recovered amounts and the payment in full of the applicable Revolving Credit Claims shall be deemed not to have occurred for all purposes hereunder.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

(d)                                 Each Second Priority Agent, on behalf of itself and the applicable Second Priority Secured Parties, agrees that notice received two Business Days prior to the entry of an order approving Post-Petition Financing shall be adequate notice for each Second Priority Secured Party.

Section 6.                                          Representations and Warranties

Each party hereto represents and warrants as follows:

(a)                                 Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.

(b)                                 This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

(c)                                  The execution, delivery and performance by such party of this Agreement (i) does not require any consent or approval of, registration or filing with or any other action by any governmental authority and (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such party or any order of any governmental authority or any indenture, agreement or other instrument binding upon such party.

Section 7.                                          Revolving Credit Agent as Agent and Bailee for Perfection

7.1.                            The Revolving Credit Agent agrees to (i) hold the Collateral that is in its “possession” or “control” (as defined in the UCC of the State of New York) (or in the possession or control of its agents or bailees) as agent or as bailee, as the case may be, and on behalf of and for the benefit of Second Priority Agents and (ii) be the agent of the Second Priority Agents with respect to any deposit accounts or securities accounts that are controlled or held by it or any bailee agreements entered into by it, in each case, solely for the purpose of perfecting the security interest granted in such Collateral by possession or control pursuant to the Second Priority Documents, subject to the terms and conditions of this Section 7 (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC).

7.2.                            Prior to the payment in full of the Revolving Credit Claims, (i) the Revolving Credit Agent shall be entitled to deal with the Collateral in its possession or under its control in accordance with the terms of the Revolving Credit Loan Documents as if the Lien of the Second Priority Agents under the Second Priority Documents did not exist and (ii) the rights of the Second Priority Agents in respect of the Collateral and the proceeds thereof shall at all times be subject to the terms of this Agreement.

7.3.                            The Revolving Credit Agent shall have no obligation whatsoever to the Second Priority Agents or any Second Priority Secured Party to ensure that the Collateral in its possession or under its control is genuine or owned by a Loan Party or to preserve the rights or benefits of any Person except as expressly set forth in this Section 7.  The duties or responsibilities of the Revolving Credit Agent under this Section 7 shall be limited solely to holding the Collateral as agent or as bailee, as the case may be, and controlling deposit accounts and securities accounts as agent, in each case for the Second Priority Agents for purposes of perfecting the Lien thereon held by the Second Priority Agents.  The Revolving Credit Agent shall not have, or be deemed to have, by reason of this Agreement or otherwise a fiduciary relationship in respect of any Second Priority Secured Party.  Neither any Revolving Credit Secured Party nor any of its Affiliates or their respective officers, directors, employees, agents or representatives shall be liable to any Second Priority Secured Party for any action taken or omitted to be taken by it under or in connection with this Section 7.

7.4.                            Upon the payment in full of the Revolving Credit Claims, the Revolving Credit Agent shall transfer the possession and control of the Collateral in its “possession” or “control”, together with any necessary endorsements and releases or as a court of competent jurisdiction shall otherwise direct but without recourse or warranty, to the Second Priority Designated Agent, at the cost and expense of the Loan Parties.

7.5.                            Until the payment in full of the Revolving Credit Claims, the Revolving Credit Agent shall have the exclusive right, subject to the rights of the Loan Parties under the Revolving Credit Agreement, to settle and adjust all insurance claims compensating for the loss, damage or destruction of Collateral (including all business interruption insurance claims) and all proceeds of any such policy and any such award shall be applied in accordance with Section 4.  Following the payment in full of the Revolving Credit Claims, the Second Priority Designated Agent shall have the exclusive right, subject to the rights of the Loan Parties under the Second Priority Documents, to settle and adjust all insurance claims in respect of the Collateral.

Section 8.                                          Second Priority Designated Agent as Agent and Bailee for Perfection

8.1.                            Upon the payment in full of the Revolving Credit Claims, the Second Priority Designated Agent agrees to (i) hold the Collateral that is in its “possession” or “control” (as defined in the UCC of the State of New York) (or in the possession or control of its agents or bailees) as agent or as bailee, as the case may be, and on behalf of and for the benefit of the other Second Priority Agents and (ii) be the agent of the other Second Priority Agents with respect to any deposit accounts or securities accounts that are controlled or held by it or any bailee agreements entered into by it, in each case, solely for the purpose of perfecting the security interest granted in such Collateral by possession or control pursuant to the Second Priority Documents, subject to the terms and conditions of this Section 8 (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC).

8.2.                            The Second Priority Designated Agent shall have no obligation whatsoever to the other Second Priority Agents or any other Second Priority Secured Party to ensure that the Collateral in its possession or under its control is genuine or owned by a Loan Party or to preserve the rights or benefits of any Person except as expressly set forth in this

Section 8.  The duties or responsibilities of the Second Priority Designated Agent under this Section 8 shall be limited solely to holding the Collateral as agent or as bailee, as the case may be, and controlling deposit accounts and securities accounts as agent, in each case for the other Second Priority Agents for purposes of perfecting the Lien thereon held by the other Second Priority Agents.  The Second Priority Designated Agent shall not have, or be deemed to have, by reason of this Agreement or otherwise a fiduciary relationship in respect of any other Second Priority Secured Party.  Neither the Second Priority Designated Agent nor any of its Affiliates or their respective officers, directors, employees, agents or representatives shall be liable to any other Second Priority Secured Party for any action taken or omitted to be taken by it under or in connection with this Section 8.

8.3.                            In the event that the Person acting as the Second Priority Designated Agent shall cease to be so designated the Second Priority Designated Agent pursuant to the definition of such term, the then Second Priority Designated Agent shall deliver to the successor Second Priority Designated Agent, to the extent that it is legally permitted to do so, the remaining Collateral (if any) in its “possession” or “control”, together with any necessary endorsements (or otherwise allow the successor Second Priority Designated Agent to obtain control of such Collateral) or as a court of competent jurisdiction may otherwise direct, and such successor Second Priority Designated Agent shall perform all duties of the Second Priority Designated Agent as set forth herein.

8.4.                            The Second Priority Designated Agent shall have the exclusive right, subject to the rights of the Loan Parties under the Second Priority Documents, to settle and adjust all insurance claims compensating for the loss, damage or destruction of Collateral (including all business interruption insurance claims) in accordance with the provisions of the Second Priority Documents and all proceeds of any such policy and any such award shall be applied in accordance with Section 4.

Section 9.                                          Release of Collateral

9.1.                            Each Second Priority Agent shall, at any time prior to the payment in full of the Revolving Credit Claims, promptly (but in any event within five (5) Business Days of receipt thereof) upon the written request of Revolving Credit Agent, execute and deliver, at the Company’s expense, such instruments (including such customary instruments as are prepared and provided to it by the Revolving Credit Agent) as are required to release its Liens on any Collateral, to the extent such Collateral is to be sold or otherwise disposed of to any Person other than a Loan Party either by (a) the Revolving Credit Agent or its agents (including, without limitation, in connection with a Collateral Enforcement Action against the Collateral), or (b) any Loan Parties pursuant to the terms of the Revolving Credit Agreement or with the consent of the requisite Revolving Credit Secured Parties, in accordance with the Revolving Credit Agreement, in each case, whether or not such transaction is prohibited by the Second Priority Documents, but only to the extent, such Liens on such Collateral securing Revolving Credit Claims are released and discharged; provided, however, any failure by any Second Priority Agent to so timely execute and deliver such terminations, shall in any event, result in such Liens on such Collateral to be automatically, unconditionally and simultaneously released on the sixth (6th) Business Day following receipt of such written request but only to the extent such Liens on such Collateral securing Revolving Credit Claims are released and discharged.  The release provisions of this

Section 9.1 are in addition to and not in limitation of any release of each Second Priority Agent’s Liens pursuant to and as provided in Section 5.3.

9.2.                            Until the payment in full of the Revolving Credit Claims, each Second Priority Agent, at the expense of the Company, (a) shall promptly execute and deliver to the Revolving Credit Agent or such Loan Party such termination statements, releases and other documents as requested in writing (and including such customary instruments prepared and provided to it by such requesting party) by the Revolving Credit Agent or such Loan Party (in accordance with Section 9.1) to effectively confirm the releases expressly provided in this Section 9 and (b) hereby authorizes the Revolving Credit Agent or such Loan Party, as the case may be, to file such termination statements, releases and other documents; provided that, in the event that such Second Priority Agent fails to execute and deliver such termination statements, releases and other documents, such Second Priority Agent hereby irrevocably constitutes and appoints the Revolving Credit Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Second Priority Agent (and solely in its capacity as such) or in the Revolving Credit Agent’s own name, to execute and file such termination statements, releases and other documents as are necessary to release such Second Priority Agent’s Lien on the Collateral.  The power of attorney granted in this Section 9.2 is a power coupled with an interest and is irrevocable and, for the avoidance of doubt, the Revolving Credit Agent shall not have any duty to any Loan Party or any other Person to exercise such power of attorney.  Each Second Priority Agent shall have no liability for any actions of the Revolving Credit Agent pursuant to or in the use of such power of attorney.

9.3.                            Subject to Section 4.2, the Second Priority Agents shall have no responsibility or liability for the application of proceeds of any such sale or other disposition by the Revolving Credit Agent contemplated by this Section 9; and prior to and as a condition of its release of its Liens on any such Collateral (or its execution and delivery of any such instrument of release) in accordance with this Section 9, the Second Priority Agents shall be entitled to receive a certificate from the Revolving Credit Agent, on which the Second Priority Agents shall be entitled to conclusively rely, certifying that the Revolving Credit Claims have not been paid in full and that any such requested release of Lien (and the instruments that have been provided to it for execution and delivery) is in compliance with this Section 9.

9.4.                            The provisions of this Section 9 shall not limit, impair or modify the provisions of Section 5.3(b), but rather are supplemental to such provisions.

Section 10.                                   Acknowledgements

10.1.                     Reliance by Revolving Credit Secured Parties.  All loans and other extensions of credit made or deemed made on and after the date hereof by the Revolving Credit Secured Parties to the Loan Parties shall be deemed to have been given and made in reliance upon this Agreement.

10.2.                     Independent Analysis. Each Second Priority Secured Party and each Revolving Credit Secured Party has, independently and without reliance on the Revolving Credit Agent or any Revolving Credit Secured Party or any Second Priority Lien Agent or any Second

Priority Lien Secured Party, respectively, and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into this Agreement, the Second Priority Documents and Revolving Credit Loan Documents, as applicable, and the transactions contemplated hereby and thereby and agrees that it will continue to make its own credit decision in taking or not taking any action under the Second Priority Documents or the Revolving Credit Loan Documents, as applicable, or this Agreement.

10.3.                     No Warranties or Liability.  Each Second Priority Agent, on behalf of each applicable Second Priority Secured Party, and the Revolving Credit Agent, on behalf of each Revolving Credit Secured Party, acknowledges and agrees that:

(a)                                 no Revolving Credit Secured Party and no Second Priority Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any Revolving Credit Loan Document or any Second Priority Documents, as applicable, in each case other than pursuant to Section 6 of this Agreement;

(b)                                 the Revolving Credit Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit to the Loan Parties as they may, in their sole discretion, deem appropriate and without regard to any rights or interests that any Second Priority Secured Party may have in the Collateral or otherwise; and

(c)                                  no Revolving Credit Secured Party shall have any duty to any Second Priority Secured Party and no Second Priority Secured Party shall have any duty to any Revolving Credit Secured Party to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Loan Party (including the Second Priority Documents and the Revolving Credit Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

10.4.                     No Waiver of Lien Priorities.

(a)                                 No right of any Revolving Credit Secured Party or any Second Priority Secured Party to enforce any provision of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Loan Party or by any act or failure to act by any Revolving Credit Secured Party or by any Second Priority Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Revolving Credit Loan Documents or any of the Second Priority Documents, regardless of any knowledge thereof which any Revolving Secured Party or any Second Priority Secured Party may have or be otherwise charged with.

(b)                                 Without in any way limiting the generality of the foregoing clause (a), each Revolving Secured Party and each Second Priority Secured Party, may, at any time and from time to time, without the consent of, or notice to, any Second Priority Secured Party or any Revolving Secured Party, respectively, without incurring any liability to any Second Priority Secured Party or any Revolving Secured Party, respectively, and without impairing or releasing the lien priorities and other benefits provided in this Agreement (even if any right of subrogation or remedy is affected, impaired or extinguished thereby) do any one or more of the following:

(i)            make loans and advances to any Loan Party or issue, guaranty or obtain letters of credit for account of any Loan Party or otherwise extend credit to any Loan Party, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

(ii)           change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter, the terms of any Revolving Credit Claim or any Second Priority Claim, as applicable, any Lien in respect of the Collateral, any guaranty of any Revolving Credit Claim or any Second Priority Claim, as applicable, or any liability of any Loan Party incurred directly or indirectly in respect of any of the foregoing (including any increase in or extension of the Revolving Credit Claims or any Second Priority Claim, as applicable, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner the Revolving Credit Claims, any Liens held by the Revolving Credit Agent or the Revolving Credit Secured Parties, or any of the Revolving Credit Loan Documents or the Second Priority Claims, any Liens held by the Second Priority Agents or the Second Priority Secured Parties, or any of the Second Priority Documents;

(iii)          subject to the provisions of this Agreement, sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of any Loan Party to the Revolving Credit Agent or any Revolving Credit Secured Party or to the Second Priority Agents or any Second Priority Secured Party, or any liability incurred directly or indirectly in respect thereof;

(iv)          subject to the provisions of this Agreement, settle or compromise any Revolving Credit Claim or any Second Priority Claim or any other liability of any Loan Party or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Revolving Credit Claims and the Second Priority Claims) in any manner or order; or

(v)           subject to the provisions of this Agreement, exercise or delay in or refrain from exercising any right or remedy against any security or any Loan Party or any other Person, elect any remedy and otherwise deal freely with the Loan Parties, the Collateral and any security, any guarantor or any liability of any Loan Party to any Revolving Credit Secured Party, or any liability incurred directly or indirectly, in respect of the foregoing.

(c)           Each Second Priority Agent, on behalf of each applicable Second Priority Secured Party, hereby waives all claims against each Revolving Credit Secured Party arising out of any and all actions which any Revolving Credit Secured Party may take or permit or omit to take with respect to: (i) the Revolving Credit Loan Documents, (ii) the

collection of the Revolving Credit Claims in a manner not otherwise prohibited by this Agreement, (iii) the foreclosure upon, or sale, liquidation or other disposition of, the Collateral in a manner not otherwise prohibited by this Agreement, (iv) the release of any Lien in respect of the Collateral in a manner not otherwise prohibited by this Agreement, (v) the maintenance or preservation of the Collateral, the Revolving Credit Claims or the Revolving Credit Liens or (vi) the perfection or non-perfection of any Revolving Credit Lien.

10.5.       Obligations Unconditional.  All rights, interests, agreements and obligations hereunder of the Revolving Credit Agent, the Revolving Credit Secured Parties, the Second Priority Designated Agent and the Second Priority Secured Parties shall remain in full force and effect regardless of:

(a)           any change in the time, manner or place of payment of, or in any other terms of, all or any of the Revolving Credit Claims or Second Priority Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Revolving Credit Loan Document or any Second Priority Document;

(b)           any exchange or release of any Lien on the Collateral or any other asset, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Revolving Credit Claims or Second Priority Claims or any guarantee thereof;

(c)           the commencement of any Insolvency or Liquidation Proceeding in respect of any Loan Party; or

(d)           any other circumstances which otherwise might constitute a defense available to, or a discharge of, (i) any Loan Party in respect of any Revolving Credit Claim or any Second Priority Claim or (ii) any Second Priority Secured Party in respect of this Agreement.

10.6.       Consent of Loan Parties.  Each Loan Party hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Loan Parties under any Revolving Credit Loan Document, any Second Priority Document or any other Collateral Document shall not in any way be diminished or otherwise affected by such provisions or arrangements.  All references to any Loan Party shall include reference to such Loan Party as a debtor and debtor in possession and any receiver or trustee for such Loan Party in any Insolvency or Liquidation Proceeding.  Each Loan Party hereby agrees that, if, pursuant to the provisions of either the Revolving Credit Loan Documents or the Second Priority Documents, a Loan Party shall be required to cause any Subsidiary that is not a Loan Party to become a Loan Party, or if for any reason a Loan Party desires any such Subsidiary to become a Loan Party, such Subsidiary shall execute and deliver to the Revolving Credit Agent and each Second Priority Agent an Intercreditor Supplement in substantially the form of Exhibit A (Intercreditor Agreement Supplement) attached hereto and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Loan Party hereto on the date first written above.

10.7.       Restrictions on Payments of Indenture Claims.  Each Second Priority Secured Party hereby acknowledges the restrictions on the payment of Second Priority Claims contained in Section 10.2.8 of the Revolving Credit Agreement as of the date hereof; provided, however, that between the Second Priority Secured Parties, on the one hand, and the Loan Parties, on the other hand, no such restrictions will excuse the Loan Parties from their obligations under the Second Priority Documents, and no Loan Party may raise such restrictions as a defense to any performance required under the Second Priority Documents.

10.8.       Amendments, Consents, Waivers and other Modifications to Revolving Credit Collateral Documents.

(a)  In the event the Revolving Credit Agent or the Revolving Credit Secured Parties enter into any amendment, waiver or consent in respect of any of the Revolving Credit Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of any Revolving Collateral Document or changing in any manner the rights of the Revolving Credit Agent, the Revolving Credit Secured Parties, or the Loan Parties thereunder, in each case with respect to the Collateral (collectively, a “Section 10.8 Revolving Credit Collateral Document Modification”), then such amendment, waiver or consent shall automatically apply (subject to the first proviso contained in Section 10.8(c)) in a comparable manner to any comparable provision of the Second Priority Collateral Documents to the extent and as provided in the Corresponding Second Priority Collateral Document Modification, Waiver or Consent (as such term is defined below), without the consent of the Second Priority Agents or the Second Priority Secured Parties, and without any action by the Second Priority Agents.

(b)  In the event that a Section 10.8 Revolving Credit Collateral Document Modification is entered into, the Company shall prepare a corresponding amendment, waiver or consent in respect of the Second Priority Collateral Documents in order to cause such amendment, waiver or consent to apply in a comparable manner to any comparable provision of the Second Priority Collateral Documents in accordance with this Section 10.8, subject to the terms of Section 10.8(c), and shall promptly provide a copy of such amendment, waiver or consent in draft form to the Second Priority Agents (sending a copy simultaneously to the Revolving Credit Agent), together with an accompanying written notice or correspondence stating that it is a draft Corresponding Second Priority Collateral Document Modification, Waiver or Consent pursuant to this Section 10.8.  The Second Priority Agents shall be entitled (but under no duty or obligation) to request and receive changes or clarifications to the language of such draft amendment, waiver or consent solely for purposes of clarifying the terms thereof, their application, or any responsibilities of the Second Priority Agents thereunder. The Second Priority Agents shall provide any such requested changes or clarifications to the Company (with a copy to the Revolving Credit Agent) within seven Business Days of receiving such draft. Such an amendment, waiver or consent which incorporates such requested changes or clarifications, or any such draft amendment, waiver or consent to which no such request for changes or clarifications is made by the Second Priority Agents within such seven Business Day period (or which both such parties sooner notify the Company (with a copy to the Revolving Credit Agent) in writing that they have no requested changes or clarifications), is referred to herein as a “Corresponding Second Priority Collateral Document Modification, Waiver or Consent.”

(c) Any such Corresponding Second Priority Collateral Document Modification, Waiver or Consent with respect to the Collateral shall take effect immediately and automatically upon delivery of the same in final form (incorporating requested changes or clarifications as described in Section 10.8(b), if applicable) to the Second Priority Agents, accompanied by an officer’s certificate of the Company to the Second Priority Agents certifying that such Corresponding Second Priority Collateral Document Modification, Waiver or Consent is, in form and content, in compliance with and authorized by this Section 10.8 and is in effect (an “Effectiveness Certificate”), without the consent of the Second Priority Agents or the Second Priority Secured Parties, and without any action by the Second Priority Agents; provided, however, that no such Corresponding Second Priority Collateral Document Modification, Waiver or Consent shall be effective to or by its terms purport to (i) remove assets subject to the Lien of the Second Priority Collateral Documents, (ii) materially adversely affecting the rights or interests of the Second Priority Secured Parties in the Collateral and not the Revolving Credit Secured Parties in a like or similar manner, or (iii) impose duties, obligations, liabilities or responsibilities on the Second Priority Agents (or any of them), or alter or modify existing duties, obligations or responsibilities on the part of the Second Priority Agents (or any of them), or alter, modify, limit, restrict, remove or otherwise change any immunities, exculpations, indemnities, rights of compensation or reimbursement, standard of care or other rights or powers of the Second Priority Agents (or any of them) for its own individual protection or benefit, in each case of clauses (i), (ii) and (iii) without its prior written consent; except, in the cases of clauses (i) and(ii), to the extent that a release of, or adverse effect on the perfection or priority of, such Lien is permitted by this Agreement (including Sections 5.3 and 10); provided further that this paragraph is intended solely to set forth provisions by which the Second Priority Documents shall be automatically affected by amendments, waivers and consents given by the Revolving Credit Agent and Revolving Credit Secured Parties under the Revolving Credit Agreement and the Revolving Credit Loan Documents and is not intended to impose any duty on the Revolving Credit Agent or Revolving Credit Secured Parties (including, without limitation, any duty to enter into any such amendment, waiver or consent) or any liability on the Revolving Credit Agent or Revolving Credit Secured Parties.

(d)  Nothing herein shall impose or imply any duty, obligation or power on the part of the Second Priority Agents to request or require any changes or modifications to, or to impose or imply any responsibility on their part for the content of, any Corresponding Second Priority Collateral Document Modification, Waiver or Consent that they may receive (whether for or on behalf of Noteholders or otherwise), the terms of this Section 10.8(b) which permit the Second Priority Agents to request changes or clarifications to a draft Corresponding Second Priority Collateral Document Modification, Waiver or Consent being solely for the individual protection and benefit for Second Priority Agents. The Second Priority Agents may rely exclusively and conclusively upon any Effectiveness Certificate it may receive without further inquiry.  Notwithstanding anything herein to the contrary, the Second Priority Agents shall not be under any obligation to enter into any corresponding Second Priority Collateral Document Modification, Waiver or Consent that adversely affects its rights or immunities or increases its duties.

Section 11.            Miscellaneous

11.1.       Assignments of Obligations. To the extent provided in the Revolving Credit Loan Documents or the Second Priority Documents, as applicable, each of the Revolving Credit Secured Parties and the Second Priority Secured Parties reserves their respective rights to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, the Revolving Credit Claims or the Second Priority Claims, as the case may be; provided that any successor or assignee to any Revolving Credit Claim or Second Priority Claim agrees to be bound by the terms of this Agreement.

11.2.       Conflicts.  Except as expressly provided herein, in the event of any conflict between the provisions of this Agreement and the provisions of the Second Priority Documents or the Revolving Credit Loan Documents, the provisions of this Agreement shall govern as between the Revolving Credit Agent and the Revolving Credit Secured Parties, on the one hand, and the Second Priority Agents and the applicable Second Priority Secured Parties on the other hand.

11.3.       Continuing Nature.  This Agreement shall continue to be effective until the payment in full of all Revolving Credit Claims.  This is a continuing agreement of lien subordination and the Revolving Credit Secured Parties may continue, at any time and without notice to any Second Priority Secured Party, to extend credit and other financial accommodations and lend monies constituting Revolving Credit Claims on the faith hereof.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.

11.4.       Amendments; Waivers.  Subject to Sections 11.14, 11.16 and 11.17 hereof, no amendment, modification or waiver of any provision of this Agreement shall be deemed to be made unless the same shall be in writing signed by the Revolving Credit Agent and the Second Priority Designated Agent.  The consent of any Loan Party shall not be required for amendments, modifications or waivers of the provisions of this Agreement, except that the Loan Parties’ consent shall be required for those that affect any obligation or right of any Loan Party hereunder or that would impose any additional obligations on any Loan Party.  In the case of a waiver of any provision of this Agreement, such waiver shall be effective only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties in any other respect or at any other time.

11.5.       Consent to Jurisdiction; Waiver of Trial by Jury.

(a)           Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York located in the City of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.  Each party hereto agrees, to the fullest extent permitted by law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)           Each party hereto hereby irrevocably consents, to the fullest extent permitted by law, to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to such party at its address specified in Section 11.6.

(c)           Nothing contained in this Section 11.5 shall affect the right of the Revolving Credit Agent, the Second Priority Agents, any Revolving Credit Secured Party or any Second Priority Secured Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any party hereto in any other jurisdiction.

(d)           EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

11.6.       Notices.  All notices and other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient and effective in all respects if given in writing or telecopied, delivered or mailed by registered or certified mail, postage prepaid to the address or addresses of the applicable party or parties set forth on Annex A attached hereto or to such other address or addresses as any party hereto shall have designated by written notice to the other parties hereto.  Notices shall be deemed given and effective upon the earlier to occur of (i) the third day following deposit thereof in the U.S. mail or (ii) receipt by the party to whom such notice is directed.

11.7.       Governing Law.  This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

11.8.       Specific Performance.  Each of the Revolving Credit Agent and the Revolving Credit Secured Parties may demand specific performance of this Agreement. The Second Priority Designated Agent, on behalf of each Second Priority Secured Party, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by Revolving Credit Agent or any Revolving Credit Secured Party.

11.9.       Section Titles.  The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

11.10.     Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.  Delivery of an executed counterpart of this Agreement by telecopier, facsimile or other electronic means (including, via electronic mail in .pdf format) shall be effective as delivery of a manually executed counterpart thereof

11.11.     No Third Party Beneficiaries.  This Agreement shall be binding upon, and the rights and benefits hereof shall inure to the benefit of, the parties hereto, the Revolving Credit Secured Parties, the Second Priority Secured Parties and each of their respective permitted successors and assigns, and, subject to Sections 11.14 and 11.16, no other Person shall have or be entitled to assert rights or benefits hereunder.  To the extent applicable, this Agreement shall be binding upon the Loan Parties and their respective permitted successors and assigns, and each Loan Party shall cause each of its Subsidiaries, to the extent such Subsidiary becomes or is required to become a Loan Party, to comply with the terms of this Agreement.

11.12.     No Fiduciary Duty.  The Revolving Credit Agent shall not have by reason of this Agreement or any other document a fiduciary relationship in respect of the Second Priority Agents or any Second Priority Secured Party. The Second Priority Agents shall not have by reason of this Agreement or any other document a fiduciary relationship in respect of the Revolving Credit Agent or any Revolving Credit Secured Party.

11.13.     Further Assurances.  Each of the Loan Parties and the Second Priority Agents, on behalf of each applicable Second Priority Secured Party, agrees that each such Person shall, at the Loan Parties’ expense, take such further action and execute and deliver to the Revolving Credit Agent such additional documents and instruments (in recordable form, if requested), as the Revolving Credit Agent may reasonably request to effectuate the terms of this Agreement.

11.14.     Refinancings and Replacements.

(a)           The Revolving Credit Claims and the Second Priority Claims may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing or replacement transaction under any Revolving Credit Loan Document or any Second Priority Document) of any Revolving Credit Secured Party or any Second Priority Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, however, that the holders of any such refinancing or replacement Indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the Second Priority Agents or the Revolving Credit Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the Second Priority Agents or the Revolving Credit Agent, as the case may be.  In connection with any refinancing or replacement contemplated by this Section 11.14, this Agreement may be amended at the request and sole expense of the Loan Parties, and without the consent of either the Second Priority Agents or the Revolving Credit Agent, (a) to add parties (or any authorized agent or trustee therefor) providing any such refinancing or replacement Indebtedness, and (b) to establish that the Liens on any Collateral securing such refinancing or replacement Indebtedness shall have the same priority as the Liens on any Collateral securing the Indebtedness being refinanced or replaced, all on the terms provided for herein immediately prior to such refinancing or replacement.  For the avoidance of doubt, (i) each of the Revolving Credit Claims and the Second Priority Claims may be refinanced or replaced by one facility or multiple facilities, (ii) no facility refinancing or replacing the Revolving Credit Claims, in whole or in part, shall be required to be a revolving or asset-based loan facility and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that the Revolving Credit Liens securing such facility shall be subject to the terms of this Agreement for all purposes (including the lien priorities as set forth herein) and (iii) no facility refinancing or replacing the Second Priority Claims, in whole or in part, shall be required to be evidenced by notes or other instruments and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that the Second Priority Liens securing such facility shall be subject to the terms of this Agreement for all purposes (including the lien priorities as set forth herein).

(b)           In addition, if at any time after the payment in full of the Revolving Credit Claims, the Loan Parties enter into any replacement of the Revolving Credit Loan Documents secured by all or a portion of the Collateral on a first-priority basis which is permitted under the terms of the Second Priority Documents, then such prior payment in full of the Revolving Credit Claims shall automatically be deemed not to have occurred for all purposes of this Agreement, such replacement credit facility, the Indenture and the Second Priority Documents, and the obligations under the replacement credit facility shall automatically be treated as Revolving Credit Claims for all purposes of this Agreement, including for purposes of the Lien priorities set forth therein.

11.15.     Certain Terms Concerning the Notes Agent.

(a)           The Notes Agent is executing and delivering this Agreement solely in its capacity as such and pursuant to direction set forth in the Indenture. The Notes Agent shall have no duties or obligations under this Agreement other than such duties as may be expressly set forth in this Agreement as duties to be performed or observed by the Notes Agent.

(b)           Notwithstanding any term herein to the contrary, nothing herein shall (i) obligate the Notes Agent to enforce any obligation, term or condition applicable to or against any of the other Second Priority Secured Parties or against any Revolving Credit Secured Parties, (ii) make the Notes Agent liable or responsible for the actions or omissions of any other Second Priority Secured Party or Revolving Credit Secured Parties (including, without limitation, with respect to the application of any proceeds), or for the enforceability or enforcement of this Agreement against any of the other Second Priority Secured Parties or against any Revolving Credit Secured Parties.

(c)           In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, the Notes Agent shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the

Indenture and the other Second Priority Documents; provided that the foregoing shall not relieve the Notes Agent of its obligation to comply with the express terms of this Agreement.

11.16.     Joinder Requirements.  The Company and/or any Second Priority Agent, without the consent of the Revolving Credit Agent, any Revolving Credit Secured Party, any Second Priority Agent or any Second Priority Secured Party, may designate additional obligations as Future Second Lien Claims if the incurrence of such Indebtedness is permitted under each Revolving Credit Loan Document, the Indenture, all other applicable Second Priority Documents and this Agreement.  If so permitted, as a condition precedent to the effectiveness of such designation, the administrative agent or trustee and collateral agent for such Future Second Lien Claims shall execute and deliver to the Revolving Credit Agent and each Second Priority Agent, a joinder agreement to this Agreement in form and substance reasonably satisfactory to the Revolving Credit Agent and the Second Priority Designated Agent.  Notwithstanding anything to the contrary set forth in this Section 11,16 or in Section 11.4 hereof, any Second Priority Agent may, and, at the request of the Company, shall, in each case, without the consent of any other Second Priority Agent, the Revolving Credit Agent, any Revolving Credit Secured Party or any Second Priority Secured Party, enter into a supplemental agreement (which may take the form of an amendment, an amendment and restatement or a supplement of this Agreement) to facilitate the designation of such additional Indebtedness as Future Second Lien Claims.  Any such amendment may, among other things, (i) add other parties holding Future Second Lien Claims (or any agent or trustee therefor) to the extent such Indebtedness is not prohibited by the Revolving Credit Loan Documents, the Indenture or any other Future Second Lien Document, (ii) establish that the Lien on the Collateral securing such Future Second Lien Claims shall be junior and subordinate in all respects to all Liens on the Collateral securing any Revolving Credit Claims and shall share in the benefits of the Collateral equally and ratably with all Liens on the Collateral securing any Second Priority Claims, and (iii) provide to the holders of such Future Second Lien Claims (or any agent or trustee thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the Revolving Credit Agent) as are provided to the holders of Second Priority Claims under the foregoing Agreement prior to the incurrence of such Future Second Lien Claims.  Any such additional party, each Second Priority Agent and the Revolving Credit Agent shall be entitled to rely on the determination of officers of the Company that such modifications do not violate the Revolving Credit Loan Documents, the Indenture or any other Second Priority Document if such determination is set forth in an officer’s certificate delivered to such party, the Revolving Credit Agent and each Second Priority Agent.

11.17.     Intercreditor Agreements.  Each party hereto agrees that the Second Priority Secured Parties (as among themselves) may enter into intercreditor agreements (or similar arrangements (hereinafter, each a “Second Priority Intercreditor Agreement”), with the applicable Second Priority Agent governing solely the rights, benefits and privileges as among the Second Priority Secured Parties in respect of the Collateral, this Agreement and the other Second Priority Collateral Documents, as the case may be, including as to application of proceeds of the Collateral, voting rights, control of the Collateral and waivers with respect to the Collateral as amongst such Second Priority Agents and Second Priority Secured Parties, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement or the other Second Priority Collateral Documents.  In any event, if a respective Second Priority Intercreditor Agreement exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any other Second Priority Collateral Document, and the provisions of this Agreement and the other Second Priority Collateral Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms thereof, including to give effect to such Second Priority Intercreditor Agreement (or similar arrangement)).  Notwithstanding the foregoing, (a) the Revolving Credit Agent and the Revolving Secured Parties shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing delivered by any Second Priority Designated Agent, Second Priority Agent or Second Priority Secured Party, as applicable, in accordance with the terms of this Agreement, (b) such applicable Second Priority Designated Agent’s, Second Priority Agents’ and Second Priority Secured Parties’ obligations under this Agreement shall remain unchanged, (c) each such applicable Second Priority Designated Agent, Second Priority Agent and Second Priority Secured Party shall remain solely responsible to the other parties hereto for the performance of such respective Person’s obligations under this Agreement and (d) the Revolving Credit Agent and the Revolving Secured Parties shall continue to deal solely and directly with such applicable Second Priority Designated Agent, Second Priority Agent and Second Priority Secured Party in connection with such Person’s rights and obligations under this Agreement.

11.18.     Entire Agreement.  This Agreement, the Second Priority Documents and the Revolving Credit Loan Documents embody the entire agreement of the Loan Parties, the Revolving Credit Agent, the other Revolving Credit Secured Parties, the Second Priority Agents and the other Second Priority Secured Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to the subject matter hereof and thereof and any draft agreements, negotiations or discussions involving any Loan Party and any of the Revolving Credit Agent, the other Revolving Credit Secured Parties, the Second Priority Agent and the other Second Priority Secured Parties relating to the subject matter hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BANK OF AMERICA, N.A., as Revolving Credit Agent

By:	/s/ Andrew Cerussi
Name: Andrew Cerussi
Title: Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Notes Agent

By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

LOAN PARTIES:

THE BON-TON DEPARTMENT STORES, INC.

By:	/s/ Keith E. Plowman
	Name:	Keith E. Plowman
	Title:	Executive Vice President,
Chief Financial Officer

THE BON-TON STORES, INC.

By:	/s/ Keith E. Plowman
	Name:	Keith E. Plowman
	Title:	Executive Vice President,
Chief Financial Officer

THE BON-TON GIFTCO, INC. *
THE BON-TON STORES OF LANCASTER, INC. **
THE ELDER-BEERMAN STORES CORP.
BON-TON DISTRIBUTION, INC.
MCRIL, LLC
CARSON PIRIE SCOTT II, INC.

By:	/s/ Keith E. Plowman
	Name:	Keith E. Plowman
	Title:	Executive Vice President,
Chief Financial Officer
*	Title:	President and
Chief Financial Officer
**	Title:	Vice President and
Chief Financial Officer

Annex A

Addresses for Notices

If to Revolving Credit Agent, at

Bank of America, N.A.

100 Federal Street

Mail Code:

Boston, MA 02110

Attention: Andrew Cerussi

Telecopier No.:

with copies to (which copy shall not constitute notice hereunder):

Morgan, Lewis & Bockius LLP

225 Franklin Street

Boston, MA 02110

Attention: Matthew F. Furlong, Esq.

Telecopier No.: 617-341-7740

If to Notes Agent, at

Wells Fargo Bank, National Association
625 Marquette Avenue, 11th Floor
MAC N9311-110
Minneapolis, Minnesota 55479
Attention: Corporate Trust Services — Administrator for Bon-Ton Department Stores, Inc.
Telecopier No.: 612-667-9825

EXHIBIT A

INTERCREDITOR AGREEMENT SUPPLEMENT

This Intercreditor Agreement Supplement, dated as of                   , 20    , is delivered pursuant to Section 9.6 of the Intercreditor Agreement referred to below.  The undersigned hereby agrees that this Intercreditor Agreement Supplement may be attached to the Intercreditor Agreement, dated as of July 9, 2012 (as amended, restated, modified, renewed, supplemented or extended from time to time, the “Intercreditor Agreement”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Intercreditor Agreement.

The undersigned hereby agrees to be added as a party to the Intercreditor Agreement as a “Loan Party” and to be bound by all of the terms and conditions of the Intercreditor Agreement in all respects, as if the undersigned were an original signatory thereto.  The undersigned hereby further agrees that this Intercreditor Agreement Supplement may be appended to the Intercreditor Agreement.

This Intercreditor Agreement Supplement shall be governed by, and construed in accordance with, the internal laws of the State New York.

[Remainder of Page Intentionally Left Blank]

Loan Party:

[NAME OF LOAN PARTY]

By:
Name:
Title: